Exhibit 11.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement of Coyuchi, Inc. (the “Company”) on Amendment No. 1 to Form 1-A (file #024-11888) of our report dated May 9, 2022, with respect to our audit of the financial statements of Coyuchi, Inc. as of December 31, 2021 and 2020 and for the two years then ended, which report appears in the Offering Circular, which is part of this Offering Statement.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois
July 19, 2022
PCAOB Auditor ID#: 00318